Exhibit 99.1

NRx Pharmaceuticals, Inc. Announces Proposed Underwritten Public Offering of Common Stock

RADNOR, Pa., April 17, 2024 /PRNewswire/ -- NRx Pharmaceuticals, Inc. (Nasdaq: NRXP)(“NRx Pharmaceuticals” or the “Company”), a clinical-stage biopharmaceutical company, today announced that it intends to offer to sell shares of its common stock in an underwritten public offering. All of the shares of common stock are to be sold by the Company. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

EF Hutton LLC is acting as the sole book-running manager for the offering.

NRx Pharmaceuticals intends to use the net proceeds from the offering for working capital and general corporate purposes, including its plan to initiate a national treatment protocol and safety database.  The Company may also use the net proceeds from the offering to repay certain outstanding debt.

The securities will be offered and sold pursuant to a “shelf” registration statement on Form S-3 (File No. 333-265492), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2022, as amended on June 14, 2022, and declared effective on June 21, 2022. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been or will be filed with the SEC and will be available on its website at www.sec.gov.  Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may also be obtained by contacting EF Hutton LLC Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@efhutton.com, or by telephone at (212) 404-7002.  Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference into such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About NRx Pharmaceuticals

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx has partnered with Alvogen and Lotus around the development and marketing of NRX-101 for the treatment of suicidal bipolar depression. NRX-101 additionally has potential to act as a non-opioid treatment for chronic pain, as well as a treatment for complicated UTI.

NRx has recently announced plans to submit a New Drug Application for HTX-100 (IV ketamine), through Hope Therapeutics, in the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements which involve substantial risks and uncertainties. Forward-looking statements are often identifiable by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for making each forward-looking statement contained in this press release, the Company cautions that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.  These risks and uncertainties include, without limitation, risks and uncertainties related to whether or not the Company will be able to raise capital through the sale of its securities; the final terms of the proposed offering; market conditions; satisfaction of customary closing conditions related to the public offering; the Company’s ability to maintain adequate liquidity and financing sources; various risks related to the Company’s business operations; and other risks and uncertainties, including those described within the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE NRx Pharmaceuticals, Inc.

For further information: CORPORATE CONTACTS - Jeremy Feffer, LifeSci Advisors, Inc., jfeffer@lifesciadvisors.com or Matthew Duffy, Chief Business Officer, NRx Pharmaceuticals, Co-CEO, HOPE Therapeutics, Inc., mduffy@nrxpharma.com